UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________

SCHEDULE 14A INFORMATION
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Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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TRISTATE CAPITAL HOLDINGS, INC.
(Name of registrant as specified in its charter)

(Name of person(s) filings proxy statement if other than the registrant)
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TriState Capital Holdings, Inc.
One Oxford Centre, Suite 2700
301 Grant Street Pittsburgh, PA 15219

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
May 17, 2016

To the Shareholders of TriState Capital Holdings, Inc.:

Notice is hereby given that the Annual Meeting of Shareholders of TriState Capital Holdings, Inc. (“TriState Capital”), will be held on Tuesday, May 17, 2016, at 9:00 a.m., Eastern Time, at the offices of TriState Capital Bank, located at One Oxford Centre, 301 Grant Street, Suite 2900, Pittsburgh, PA 15219, for the purpose of considering and voting on the following matters:

1.	The election of three (3) Class IV directors;

2.	The ratification of KPMG LLP as independent registered public accounting firm; and

3.	The transaction of such other business as may properly come before the meeting or any adjournment thereof.

Only shareholders of record of TriState Capital at the close of business on April 1, 2016, are entitled to notice of, vote and attend such meeting or any adjournment thereof.

Your vote is important. In order to assure your representation at the Annual Meeting, please mark, sign, date and return the enclosed proxy as soon as possible in the enclosed envelope (no postage is required for mailing in the United States) or vote by Internet or by telephone as described in the enclosed materials.

By Order of the Board of Directors,

James F. Bauerle, Secretary

Pittsburgh, Pennsylvania
April 15, 2016

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on May 17, 2016.

Copies of the documents included in this mailing, including the Proxy Statement and our Annual Report, are also available at http://www.tscbank.com/annualmeetingmaterials.

TRISTATE CAPITAL HOLDINGS, INC.

PROXY STATEMENT - TABLE OF CONTENTS

TRISTATE CAPITAL HOLDINGS, INC.

PROXY STATEMENT FOR
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 17, 2016

INTRODUCTION

The board of directors (the “Board”) of TriState Capital Holdings, Inc. (“TriState Capital” or the “Company”) is soliciting proxies so that you can vote at its Annual Meeting of Shareholders and any adjournments of that meeting (the “Annual Meeting”) which will be held as set forth in the accompanying Notice of Meeting. Even if you currently plan to attend the meeting, we urge you to vote by proxy before the meeting to ensure that your vote will be counted.

MEETING INFORMATION

Voting Procedures and Revocation

If you are a Record Holder. There are three ways you can vote by proxy:

•	You may vote over the Internet by going to https://www.cesvote.com and entering your control number that appears in the Proxy Materials you receive by mail.

•	You may vote by telephone by calling 1-888-693-8683 and following the recorded instructions. If you vote by telephone, you will also need your control number.

•	You may vote by filling out the proxy card accompanying the copy of this Proxy Statement you receive by mail and sending it back in the envelope provided.

The deadline for record holders to vote by telephone or over the Internet is 3:00 a.m., Eastern Time on May 17, 2016.

If you are a record holder you can revoke your proxy at any time before the vote is taken at the Annual Meeting by submitting to the Company’s Corporate Secretary written notice of revocation, which you can do at the meeting if you attend it after submitting a proxy, or by timely submitting a properly executed proxy of a later date. Written notices of revocation and other communications about revoking proxies should be addressed to TriState Capital Holdings, Inc., One Oxford Centre, Suite 2700, 301 Grant Street, Pittsburgh, PA 15219, ATTN: Corporate Secretary.

All shares represented by valid proxies that we receive through this solicitation, and that are not revoked, will be voted in accordance with the instructions received. If you sign and return your proxy card without giving specific voting instructions, your proxy will be voted in accordance with the Board’s recommendations below. Except for procedural matters incident to the conduct of the Annual Meeting, TriState Capital does not know of any matters other than those described in the Notice of Annual Meeting of Shareholders that are to come before the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named in the accompanying proxy will vote the shares represented by the proxies in their discretion on such matters as recommended by a majority of the Board.

If Your Shares Are Held in Brokerage Accounts or Street Name. Your broker or nominee is the record holder of your shares and you are considered the “beneficial owner” of the shares. As the beneficial owner you have the right to direct your record holder as to how to vote your shares, and the record holder is required to vote your shares in accordance with your instructions. As a result, you received these Proxy Materials from your broker or nominee together with instructions as to how to direct the broker or nominee to vote your shares.

It is important for you to give your broker instructions as to how to vote your shares. Pursuant to the rules of the NASDAQ, brokers or other nominees may not exercise discretionary voting power on non-routine matters. Brokers and other nominees who are NASDAQ members have discretionary voting power only with respect to routine matters, such as the ratification of the selection of KPMG LLP as our independent registered public accounting firm. As a result, your broker or nominee will not be able to vote them and a broker non-vote will be deemed to have occurred as to your shares regarding the election of directors (but not regarding the ratification of KPMG LLP) unless you return your voting instruction form or submit your voting instructions by telephone or over the Internet in accordance with the instructions you received from your broker or nominee with this Proxy Statement.

We urge all shareholders having stock in street name to give instructions to their broker or nominee so that their votes are counted.

If your shares are held in street name and after you give voting instructions to your broker or nominee you wish to revoke those instructions you will need to follow the instructions of your broker or nominee regarding the revocation of your instructions.

Recommendations of Board

For the reasons set forth in more detail later in this Proxy Statement, the Board recommends you vote:

•	FOR the election of Anthony J. Buzzelli, Helen Hanna Casey and James E. Minnick as Class IV members of the Board; and

•	FOR ratification of KPMG LLP as our independent registered public accounting firm.

Record Date; Quorum; Required Vote

The securities that can be voted at the Annual Meeting consist of all issued and outstanding shares of the common stock, without any par value per share, of TriState Capital (the “common stock”) with each share entitling its owner to one (1) vote on all matters. Only holders of record of common stock at the close of business on April 1, 2016, (the “Record Date”) will be entitled to notice of and to vote at the Annual Meeting. There were 136 record holders of common stock and 28,300,798 shares of common stock issued and outstanding as of the Record Date.

A quorum is required for the transaction of business at the Annual Meeting. A quorum is the presence at the meeting, in person or by proxy, of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast on a particular matter to be acted upon at the meeting. Abstentions and broker non-votes are counted for purposes of determining presence or absence of a quorum, but are not considered a vote cast under the Pennsylvania Business Corporation Law of 1988, as amended.

The vote required for the two proposals identified in the Notice of Meeting is as follows:

1.	Election of three Class IV directors - the duly nominated candidates receiving the highest number of votes will be elected; and

2.	The ratification of KPMG LLP as independent registered public accounting firm - a majority of the votes cast by all holders of our common stock at the meeting.

In all cases, abstentions and broker-non-votes will have no effect on the vote or in determining whether the required number of votes has been received.

Solicitation of Proxies

The cost of soliciting proxies in the form enclosed herewith will be borne by TriState Capital. In addition to the solicitation of proxies by mail, Internet, and telephone, TriState Capital, through its directors, officers and regular employees, may also solicit proxies personally or by telephone. TriState Capital also may request persons, firms and corporations holding shares of common stock in their names or in the name of their nominees, which are beneficially owned by others, to send proxy material to and obtain proxies from the beneficial owners, and TriState Capital will reimburse the holders for their reasonable expenses in so doing.

This statement is first being mailed to the shareholders of TriState Capital on or about April 15, 2016.

PROPOSALS FOR SHAREHOLDER ACTION

PROPOSAL 1
ELECTION OF DIRECTORS

General

The Bylaws of TriState Capital provide that the Board will consist of not less than five (5) nor more than fourteen (14) members. The Board currently consists of twelve (12) members, separated into four (4) classes, with each class having as nearly as possible the same number of directors. The terms of the classes are staggered so that one class of directors is elected each year for a term of four (4) years.

Director Nominees

Certain information about the nominees for director, each of whom is presently a member of the Board, is set forth below:

Name	Age	Principal Occupation	Board Class	Director Since
Anthony J. Buzzelli	67	Retired Vice Chairman and Regional Managing Partner for the Pacific Southwest of Deloitte & Touche, LLP	IV	2014

Helen Hanna Casey	67	President of Hanna Holdings, Inc.	IV	2006

James E. Minnick	67	President of Lovell Minnick Partners, LLC	IV	2012

The Board of Directors Recommends a Vote “FOR” the Election of Anthony J. Buzzelli, Helen Hanna Casey and James E. Minnick as Class IV Members of the Board.

PROPOSAL 2
RATIFICATION OF KPMG LLP AS OUR INDEPENDENT ACCOUNTANTS FOR 2016

The Audit Committee recommends ratification of KPMG LLP as our independent registered public accounting firm to audit the financial statements of the Company and its subsidiaries for the year ending December 31, 2016, to report on our internal controls and our consolidated statement of financial position and related statements of income of us and our subsidiaries, and to perform such other appropriate accounting services as our Board may require. KPMG LLP has advised us that they are an independent registered public accounting firm with respect to us, within the meaning of standards established by the American Institute of Certified Public Accountants, the Public Company Accounting Oversight Board, the Independence Standards Board and federal securities laws administered by the SEC.

KPMG LLP served as our independent registered public accounting firm for the year ended December 31, 2015. We expect that a representative of KPMG LLP will attend our Annual Meeting.

Fees for professional services provided by KPMG LLP in each of the last two fiscal years, in each of the following categories, are:

	2015	2014
Audit fees	$485,000	$535,000
Audit related fees	—	42,000
Tax fees	99,485	40,986
Total	$584,485	$617,986

Fees for audit services include fees associated with the audit of the Company’s annual consolidated financial statements included in the Company’s 10-K, the reviews of the consolidated financial statements included in the Company’s Forms 10-Q, accounting consultation and management’s assertions regarding effectiveness of internal controls in compliance with the Federal Deposit Insurance Corporation Improvement Act. Audit fees for 2014 include $75,000 of one-time fees related to the Chartwell acquisition. Audit related services for 2014 include fees related to consents and various other services. Tax fees include various federal, state and local tax compliance services.

The Audit Committee is required to pre-approve all audit and non-audit services performed by our independent registered public accounting firm to assure that the provision of such services does not impair their independence.

The Board of Directors Recommends a Vote “FOR” the Ratification of KPMG LLP as TriState Capital’s Independent Auditors for 2016.

BOARD AND COMMITTEE MATTERS

General

Our board of directors is composed of 12 members and is divided into four classes of directors, serving staggered four-year terms. Approximately one-fourth of our board of directors is elected by the shareholders at each annual shareholders’ meeting for a term of four years, and the elected directors hold office until their successors are duly elected and qualified or until their earlier death, resignation or removal.

The board of directors of TriState Capital Bank also consists of 12 members, all of whom are members of our board of directors and elected by TriState Capital as sole shareholder. The board of directors of Chartwell Investment Partners, LLC consists of five members all of whom are elected by TriState Capital as sole shareholder. The board of directors of Chartwell TSC Capital Corp. consists of four members, all of whom are elected by TriState Capital as sole shareholder.

In connection with the original investment of Lovell Minnick in preferred stock of TriState Capital, which was converted into common stock as part of our initial public offering in May 2013, James E. Minnick, as the designee of the funds, became one of our directors and a director of TriState Capital Bank in August 2012. Under our agreements with the Lovell Minnick funds, as modified in connection with our initial public offering, we agreed that, for so long as the Lovell Minnick funds collectively own more than 4.9% of our outstanding common stock, when Mr. Minnick’s term as a director ends we will cause one nominee of the Lovell Minnick funds to be nominated for election to our board of directors. Mr. Minnick has been nominated for election to our board of directors in accordance with those agreements.

The following table sets forth certain information regarding our directors and executive officers as of April 1, 2016:

Name	Age	Position with TriState Capital Holdings, Inc.	Position with TriState Capital Bank	Director Since	Director Until / Class
David L. Bonvenuto	48	Director	Director	2015	2017 / Class I
Anthony J. Buzzelli	67	Director	Director	2014	2016 / Class IV
Helen Hanna Casey	67	Director	Director	2006	2016 / Class IV
E.H. (Gene) Dewhurst	69	Director	Director	2006	2019 / Class III
James J. Dolan	61	Director	Director	2006	2017 / Class I
James F. Getz	69	Chairman, President, Chief Executive Officer, and Director	Chairman, Chief Executive Officer, and Director	2006	2018 / Class II
James E. Minnick	67	Director	Director	2012	2016 / Class IV
A. William Schenck III	72	Vice Chairman and Director	Vice Chairman and Director	2006	2019 / Class III
Richard B. Seidel	74	Director	Director	2007	2018 / Class II
Mark L. Sullivan	68	Vice Chairman, Chief Financial Officer, and Director	Vice Chairman, Chief Financial Officer, and Director	2006	2017 / Class I
John B. Yasinsky	76	Director	Director	2006	2019 / Class III
Richard A. Zappala	78	Director	Director	2007	2018 / Class II

Board of Directors and Executive Officers

A brief description of the background of each of our directors and executive officers is set forth below. All of our executive officers also serve as directors for TriState Capital and TriState Capital Bank. No director or executive officer has any family relationship, as defined in Item 401 of Regulation S-K, with any other director or executive officer.

David L. Bonvenuto. Mr. Bonvenuto is the President and CEO of Oberg Industries, Inc., a privately-held contract manufacturer specializing in precision metalworking with a focus on the medical device, energy, aerospace/defense and metal packaging end markets. Prior to becoming CEO of Oberg Industries, Inc., Mr. Bonvenuto served that company as Chief Financial Officer and Executive Vice President and General Manager of its Oberg Medical Inc. Division. A graduate of West Virginia University, where he majored in business administration with an emphasis in accounting, he is a member of the Board of Directors of Allegheny Valley Hospital, a member of the Allegheny Health Network, and a member of the Board of Directors of Oberg Industries, Inc. and is Vice Chairman of the Board of Directors of Catalyst Connection. Mr. Bonvenuto’s management, financial, accounting and auditing experience, as well as his longstanding knowledge of and relationships in the Pittsburgh business community, qualify him to serve on our board of directors.

Anthony J. Buzzelli. Mr. Buzzelli is a former partner with Deloitte & Touche, LLP where he spent 40 years, retiring as Vice Chairman and Regional Managing Partner for the Pacific Southwest. He was also the National Managing Partner, U. S. Regions, and served on the firm’s Executive Committee and was a member of its Board of Directors and Operating Committee. He is currently a member of the Board of Visitors of Penn State Smeal College of Business and of the Boards of Directors of ACE (Southern California AAA) and MedStar Health, Inc. He was a previous Board member of the Los Angeles Music Center, L.A. Chamber of Commerce, L.A. Police Foundation, World Affairs Council, and Town Hall Los Angeles, and a member of the Board of Advisors of the U.C.L.A. School of Public Affairs. In addition, Mr. Buzzelli was Chairman of the Southern California Leadership Network and Trustee and Audit Committee Chairman of the California Science Center. Mr. Buzzelli’s extensive financial, accounting and auditing experience, as well as his longstanding knowledge of and relationships in the Pittsburgh business community, qualify him to serve on our board of directors and as Chairman of our Audit Committee.

Helen Hanna Casey. Since 1991 Ms. Casey has served as president and as a director of Hanna Holdings, Inc., a real estate firm headquartered in Pittsburgh, Pennsylvania. She is also a president/CEO of Howard Hanna Real Estate Services, a subsidiary of Hanna Holdings, Inc., a large residential real estate brokerage company. Since 1987, she has served on the board of directors of West Penn Multi-List, Inc., a company that provides real estate listing services. In addition, since 2007, she has served on the board of directors of the Strategic Investment Fund, a private source of financing for real estate projects in the City of Pittsburgh and surrounding regions. She has served as a member of the executive committee of the Allegheny Conference on Community Development and chairwoman of Greater Pittsburgh Chamber of Commerce. A graduate of Georgian Court University, Ms. Casey holds the professional designations of GRI (Graduate Realtors Institute) and CRB (Certified Residential Broker). Ms. Casey’s real estate industry experience as well as her business and civic leadership roles and experience qualify her to serve on our board of directors.

E.H. (Gene) Dewhurst. Since 1992 Mr. Dewhurst has served as vice president-finance and treasurer, and since 1998 as a director, of the affiliated Falcon Seaboard entities, based in Houston, Texas. Falcon Seaboard is a diversified group of affiliated companies with interests in industries including energy production, services, and investments. Mr. Dewhurst has also been actively involved in the banking industry, spending twenty years working as a corporate lender and subsequently serving on bank boards of directors, prior to joining TriState Capital’s and TriState Capital Bank’s boards of directors. He also was, from 2003 to 2009, a director of the United Fuel & Energy Corporation, a publicly-traded distributor of gasoline, diesel and lubricant products that was acquired by Southern Counties Oil Co. in 2009. He is actively involved in civic and religious organizations. He currently serves as a director on several boards including Biblica, Inc., The Houston Symphony Society, The Houston Symphony Endowment, the Greater Houston Partnership, The David Dewhurst Foundation and the Homewood Property Owners Association, Inc. A graduate of the University of Texas, Austin, and the Southwestern Graduate School of Banking at Southern Methodist University, Mr. Dewhurst’s experience in banking and as an investment and corporate financial professional for multiple, diversified entities, including his ability to interpret capital markets, assess financial statements and projections, comprehend capital demand and analyze risk associated with asset allocation, qualifies him to serve on our board of directors and as Chairman of our Risk Committee.

James J. Dolan. Mr. Dolan is a managing member of Voyager Holdings, LLC. Voyager Holdings is a diversified company that invests in and operates businesses in the technology, financial service, aviation and natural resource industries. Mr. Dolan also serves as chairman of Ascent Data, a company he founded in 2009 that provides cloud computing solutions and data center services to middle market companies and legal firms. Mr. Dolan’s prior financial services industry experience includes tenure as a senior officer of Federated Investors, Inc. for 19 years where he served as President and Chief Executive Officer of Federated Services Company, a provider of shareholder services, marketing, distribution, custody, transfer agency and technology products to regulated companies and investment advisors. Mr. Dolan previously served as Chairman and CEO of Liberty Bank and Trust Company, and he currently serves on the board of directors of PlanMember Services Corp., a large asset management company.  A graduate of Villanova University and Duquesne University School of Law, Mr. Dolan’s experience as a director and officer of banks and other financial service companies, and his extensive and diverse managerial experience, qualify him to serve on our board of directors and as Chairman of our Compensation Committee.

James F. Getz. Mr. Getz has served as the Chairman of the Board and Chief Executive Officer of TriState Capital and TriState Capital Bank since they commenced business operations in January 2007. Effective January 1, 2013, Mr. Getz also became the President of TriState Capital. He has spent his entire career in the financial services industry, having held multiple senior positions with Federated Investors, Inc., including as a director of that company and as President of Federated Securities Corporation. He also served as President and Director of Federated Bank & Trust Company. A graduate of King’s College, Mr. Getz holds a master’s degree from Villanova University. He previously served on the board of directors of King’s College. Mr. Getz’s extensive business, banking, investment management and public company experience, as well as his long-standing business and banking relationships within our primary markets, qualify him to serve on our board of directors and as Chairman of the Board.

James E. Minnick. Mr. Minnick has served as president and as a member of the board of managers of Lovell Minnick Partners LLC, a Philadelphia, Pennsylvania private equity firm, since 1999. Before forming that firm, Mr. Minnick was President and CEO of Morgan Grenfell Capital Management, an indirect subsidiary of Deutsche Bank, and an officer of SEI Investments and A.G. Becker Company. A graduate of the University of Denver, Mr. Minnick holds directorships with Kanaly Holdings LLC and its subsidiary Kanaly Trust LTA, a Houston, Texas trust company, and Lincoln Investment Planning, LLC, a Philadelphia area company. Mr. Minnick is also actively involved with Children’s Hospital of Philadelphia and The Episcopal Academy. Mr. Minnick’s career-long activities supporting growth and development of commercial, financial and charitable enterprises qualify him to serve on our board of directors.

A. William Schenck III. Since 2007 Mr. Schenck has served, first as President and then, starting in 2013, as the Vice Chairman, of TriState Capital and TriState Capital Bank. Mr. Schenck’s prior experience includes service as Secretary, Pennsylvania Department of Banking, Chairman and CEO, Fleet Mortgage Group, Vice Chairman, Great Western Financial Corporation, and multiple executive and managerial roles at PNC Bank. Mr. Schenck has also played an active role in numerous civic and economic development enterprises, including the Allegheny Conference on Community Development, the Pennsylvania Economy League, the Pennsylvania Housing Finance Agency and a number of boards and agencies of Pennsylvania state government. A graduate of the University of Virginia, Mr. Schenck’s career in banking, business, community and government service qualify him to serve on our board of directors.

Richard B. Seidel. From 1997 until 2014 Mr. Seidel served as the Chairman of Girard Partners, Ltd., a registered investment advisory firm. In addition, from March 2009 until 2014 he served as the Chairman of Girard Capital, LLC a registered broker-dealer. He currently serves on the board of directors of Wilmington Funds, a mutual fund affiliate of M&T Bank. Mr. Seidel’s other financial services industry experience includes development of a proprietary mutual fund for a bank and multiple legal and banking roles with Girard Bank, N.A. A graduate of Georgetown University and St. John’s University School of Law, Mr. Seidel’s extensive experience in banking and investment management qualify him to serve on our board of directors.

Mark L. Sullivan. Mr. Sullivan has served as the Vice Chairman and Chief Financial Officer of TriState Capital and TriState Capital Bank since they commenced business operations in 2007. As a certified public accountant, Mr. Sullivan was a partner of Ernst & Young and Price Waterhouse for more than 20 years. For those firms, he had client responsibility involving banking and business enterprises such as M&T Bank, Ford Motor, Dow Chemical and H.J. Heinz. A graduate of Providence College and Babson College (M.B.A.), Mr. Sullivan is qualified by reason of his accounting and finance experience, along with his banking experience and relationships within the Pittsburgh community, to serve as a director of our company.

John B. Yasinsky. Mr. Yasinsky is the retired chairman and chief executive officer of OMNOVA Solutions Inc., Fairlawn, Ohio, a specialty chemicals and building products company. He was previously a director of A. Schulman, Inc. Akron, Ohio (retired December 2014), and CMS Energy Corp., Jackson, Michigan (retired May 2015). Prior to joining OMNOVA he served as the chairman and CEO of GenCorp., Fairlawn, Ohio, as well as Group President, Westinghouse Electric Company. Mr. Yasinsky is a graduate of Wheeling Jesuit University, the University of Pittsburgh (M.S.) and Carnegie-Mellon University (Ph.D.). His business and management experience qualify him to serve on our board of directors and as Chairman of our Nominating and Corporate Governance Committee.

Richard A. Zappala. Mr. Zappala is the former principal and chairman of The First City Company, Pittsburgh, Pennsylvania, a real estate development and management firm, and he served as chairman of the board until December 2011. A graduate of the University of Notre Dame and Duquesne University School of Law, Mr. Zappala’s extensive experience with the development and management of commercial real estate, as well as his longstanding knowledge of and relationships in the Pittsburgh business community, qualifies him to serve on our board of directors.

Corporate Governance Principles and Board Matters

We are committed to having sound corporate governance principles, which are essential to running our business efficiently and maintaining our integrity in the marketplace. Our board of directors has adopted Corporate Governance Guidelines that set forth the framework within which our board of directors, assisted by its committees, directs the affairs of our organization. The Corporate Governance Guidelines address, among other things, the composition and functions of our board of directors, director independence, compensation of directors, management succession and review, board committees and selection of new directors. In addition, our board of directors has adopted Codes of Business Conduct and Ethics that apply to all of our directors, officers and employees, including our Chief Executive Officer and Chief Financial Officer. Our Corporate Governance Guidelines, as well our Codes of Business Conduct and Ethics, are available on our investor relations website at http://investors.tristatecapitalbank.com. We expect that any amendments to our Codes of Business Conduct and Ethics, or any waivers of their requirements, will be disclosed on our investor relations website, as well as any other means required by NASDAQ rules.

Director qualifications. We believe that our directors should have the highest professional and personal ethics and values, consistent with our longstanding values and standards. They should have broad experience at the policy-making level in business, government or banking. They should be committed to enhancing shareholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. Their service on boards of other companies should be limited to a number that permits them, given their individual circumstances, to perform responsibly all director duties. Each director must represent the interests of all shareholders. When considering potential director candidates, our board of directors also considers the candidate’s character, judgment, diversity, age, skills, including financial literacy, and experience in the context of our needs and those of the board of directors.

We have no formal policy regarding the diversity of our board of directors. Our Nominating and Corporate Governance Committee and board of directors may therefore consider a broad range of factors relating to the qualifications and background of nominees, which may include personal characteristics. Our Nominating and Corporate Governance Committee’s and our board’s priority in selecting board members is identification of persons each of whom will further the interests of our shareholders through his or her established record of professional accomplishment, the ability to contribute positively to the collaborative culture among board members and professional and personal experiences and expertise relevant to our growth strategy. Our Nominating and Corporate Governance Committee implements this goal as part of its nomination process and assesses its implementation during both the nomination process and as part of the committee’s self-assessment process.

Director independence. Under the rules of NASDAQ, independent directors must comprise a majority of our board of directors. The rules of NASDAQ, as well as those of the SEC, also impose several other requirements with respect to the independence of our directors. Our board of directors has evaluated the independence of its members based upon the rules of NASDAQ and the SEC, including as applicable those regarding members of particular committees of our board on which they serve. Applying these standards, our board of directors has affirmatively determined that each of our current directors is an independent director, with the exception of James F. Getz, our Chairman, Chief Executive Officer and President; A. William Schenck III, our Vice Chairman; and Mark L. Sullivan, our Vice Chairman and Chief Financial Officer, and that Anthony J. Buzzelli, who serves as a director and chairperson of our Audit Committee, is an independent director. Messrs. Getz, Schenck and Sullivan are also employees of TriState Capital Bank and Mr. Getz is also an officer of Chartwell Investment Partners, Inc. and Chartwell TSC Securities Corp. For additional information, see “Certain Relationships and Related Party Transactions.”

Leadership structure. Our board of directors does not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of the board of directors because our board of directors believes that it is in the best interests of our organization to make that determination from time to time based on the position and direction of our organization and the membership of our board of directors. Our board of directors has determined that having our Chief Executive Officer serve as Chairman of the board of directors is in the best interests of our shareholders at this time. This structure makes best use of the Chief Executive Officer’s extensive knowledge of our organization and the banking and investment management industries. Our board of directors views this arrangement as also providing an efficient nexus between our organization and the board of directors, enabling our board of directors to obtain information pertaining to operational matters expeditiously and enabling our Chairman to bring areas of concern before our board of directors in a timely manner. Because the positions of President, Chief Executive Officer and Chairman are held by the same person, our board of directors has established a Lead Independent Director position for which one of our directors is elected by the non-employee directors biennially. The Lead Independent Director coordinates the activities of the other non-employee directors.  The Lead Independent Director’s responsibilities include presiding at executive sessions of the Board, and other responsibilities that may be assigned by the non-employee directors.

Compensation committee interlocks and insider participation. None of our independent directors, including those who are members of our Compensation Committee, is an officer or employee of TriState Capital or its subsidiaries. In addition, none of our executive officers serves or has served as a member of the board of directors, Compensation Committee or other board committee performing equivalent functions of any entity that has one or more executive officers serving as one of our directors or on our Compensation Committee.

Board Committees

Our board of directors has established standing committees in connection with the discharge of its responsibilities. These committees consist of the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Risk Committee. Our board of directors also may establish such other committees as it deems appropriate, in accordance with applicable law and regulations and our corporate governance documents. Currently, this same committee structure and membership composition is in place at TriState Capital Bank as well.

Audit Committee. The Audit Committee assists our board of directors in fulfilling its responsibilities for general oversight of the integrity of our financial statements, compliance with legal and regulatory requirements, the independent auditors’ qualifications and independence, and the performance of our internal audit function and that of our independent auditors. Among other things, the Audit Committee annually reviews the Audit Committee charter and the committee’s performance; appoints, evaluates and determines the compensation of our independent auditors; reviews and approves the scope of the annual audit and the financial statements; reviews disclosure controls and procedures, internal controls, internal audit function and corporate policies with respect to financial information; and oversees investigations into complaints concerning financial matters, if any.

The Audit Committee works closely with our management as well as our independent auditors. The Audit Committee has the authority to obtain advice and assistance from, and receive appropriate funding to engage, outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties.

The members of the Audit Committee are Messrs. Bonvenuto, Buzzelli, Dewhurst and Seidel, each of whom satisfies the applicable independence and other requirements of the SEC and NASDAQ for Audit Committees. Mr. Buzzelli is the chairperson of our Audit Committee and serves as our “audit committee financial expert,” as required under the applicable rules of the SEC and NASDAQ.

The Audit Committee has adopted a written charter that, among other things, specifies the scope of its rights and responsibilities. The charter of the Audit Committee is available on our investor relations website at http://investors.tristatecapitalbank.com.

Compensation Committee. The Compensation Committee is responsible for discharging the board’s responsibilities relating to compensation of the executives and directors. Among other things, the Compensation Committee evaluates human resources and compensation strategies; reviews and approves objectives relevant to executive officer compensation; evaluates performance and determines the compensation of our executive officers in accordance with those objectives; approves any changes to non-equity based benefit plans involving a material financial commitment; recommends to the board of directors compensation for directors; and evaluates performance in relation to the Compensation Committee charter.

The members of the Compensation Committee are Helen Hanna Casey and Messrs. Dolan, Minnick, Yasinsky and Zappala, each of whom qualifies as an “independent director” as defined under the applicable rules and regulations of the SEC and NASDAQ, including those applicable to compensation committee members, a “non-employee” director under Rule 16b-3 of the Exchange Act and an “outside” director under Section 162(m) of the Internal Revenue Code. James Dolan is the chairperson of our Compensation Committee.

The Compensation Committee has adopted a written charter that, among other things, specifies the scope of its rights and responsibilities. The charter of the Compensation Committee is available on our investor relations website at http://investors.tristatecapitalbank.com.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is responsible for discharging the board’s responsibilities relating to the corporate governance of our organization. Among other things, the Nominating and Corporate Governance Committee identifies individuals qualified to be directors consistent with the criteria approved by the board of directors and recommends director nominees to the full board of directors; ensures that the Audit and Compensation Committees have the benefit of qualified “independent directors”; oversees management continuity planning; leads the board of directors in its annual performance review; and monitors our corporate governance principles and practices.

The members of the Nominating and Corporate Governance Committee are Helen Hanna Casey and Messrs. Minnick, Seidel, Yasinsky and Zappala, each of whom qualifies as an “independent” director as defined under the applicable rules and regulations of the SEC and NASDAQ. Mr. Yasinsky is the chairperson of our Nominating and Corporate Governance Committee.

The Nominating and Corporate Governance Committee has adopted a written charter that among other things specifies the scope of its rights and responsibilities. The charter of the Nominating and Corporate Governance Committee is available on our investor relations website at http://investors.tristatecapitalbank.com.

Risk Committee. The Risk Committee is responsible for overseeing our enterprise-wide risk management framework. Among other things, the Risk Committee enhances the Board’s oversight and understanding of enterprise-wide risk management activities and effectiveness and serves as a point of contact between our board of directors and our management-level committees; monitors and reviews with management our risk tolerance and major risk exposures, including risk concentrations and correlations; reviews our enterprise risk management framework, including the policies and strategies employed by our management to identify, manage and monitor risks associated with our business objectives; and appoints, evaluates and determines the compensation for our internal auditors on non-financial reporting matters.

The members of the Risk Committee are Messrs. Bonvenuto, Buzzelli, Dewhurst and Dolan. Mr. Dewhurst is the chairperson of our Risk Committee.

The Risk Committee has adopted a written charter that, among other things, specifies the scope of its rights and responsibilities. The charter of the Risk Committee is available on our investor relations website at http://investors.tristatecapitalbank.com.

The Risk Committee of the Bank has, under its charter and authority, established the Director Loan Review Sub-Committee which is responsible for assisting the Board of Directors in fulfilling its general oversight obligations to TriState Capital by overseeing and reviewing information regarding TriState Capital’s credit risk management framework with respect to its lending activities. The members of the Director Loan Review Sub-Committee are Messrs. Bonvenuto, Dewhurst, Yasinsky and Zappala. Mr. Zappala is the chairperson of our Director Loan Review Sub-Committee.

Board and Committee Meetings

During 2015, the board of directors held four (4) regular board meetings and one (1) special board meeting, with the following number of meetings held by the committees of the board of directors that existed during 2015: Audit, ten (10); Compensation, seven (7); Risk, ten (10); Nominating and Corporate Governance, four (4) and Director Loan Review Sub-Committee of the Bank, eight (8). In 2015 each director participated in at least 75% of the meetings of the board of directors and the committees of the Board on which the director served.

Report of the Audit Committee

The Audit Committee has reviewed and discussed with the Company’s management and the Company’s independent registered public accounting firm the audited financial statements of the Company contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015.

In addition, the Audit Committee received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered certified public accountant communications with the Audit Committee concerning independence, and discussed with the independent registered public accounting firm its independence from the Company and its management. The Audit Committee also considered whether the provision of non-audit services to the Company is compatible with maintaining the firm’s independence. The Audit Committee has concluded that the independent registered public accounting firm is independent from the Company and its management.

The Audit Committee discussed with the Company’s internal auditors and independent registered public accounting firm the overall scope and plans for their respective audits. The Audit Committee meets with the internal auditors and independent registered public accounting firm, with and without management present, to discuss the results of their examinations, the evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.

Based on the review and discussion referred to above, the Audit Committee recommended to the board of directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed with the Securities and Exchange Commission.

This report is submitted on behalf of the Audit Committee.

Anthony J. Buzzelli, Chairman
David L. Bonvenuto
E.H. (Gene) Dewhurst
Richard B. Seidel

Additional Information

From time to time, certain of our directors and officers are involved in legal proceedings (as defined in Item 401 of Regulation S-K) in capacities not associated with their roles as officers and directors of TriState Capital. One such matter involves James J. Dolan, one of our directors. In addition to his other business ventures, Mr. Dolan has invested in real estate and other ventures. In October 2011, entities associated with a real estate project for which Mr. Dolan served as a statutory manager filed a petition for voluntary liquidation under Chapter 7 of the U.S. Bankruptcy Code and the project has been sold as a result. We do not believe the matter has a material effect on us or on Mr. Dolan’s ability to serve as director or as a member of any of our committees.

Shareholder Communications with Directors

Shareholders who desire to communicate with the Board or a specific director should send any communication, in writing, to TriState Capital Holdings, Inc., One Oxford Centre, Suite 2700, 301 Grant Street, Pittsburgh, PA 15219, ATTN: Corporate Secretary. Any such communication should state the number of shares beneficially owned by the shareholder. TriState Capital’s Secretary will initially review all communications received. The Secretary will relay all such communications to the appropriate director or directors on a periodic basis unless the Secretary determines that the communication: does not relate to the business or affairs of TriState Capital or the functioning or constitution of the Board or any of its committees; relates to routine or insignificant matters that do not warrant the attention of the Board; is an advertisement or other commercial solicitation or communication; is frivolous or offensive; or is otherwise not appropriate for delivery to directors. The director or directors who receive any such communication will have discretion to determine whether the subject matter of the communication should be brought to the attention of the full Board or one or more of its committees and whether any response to the person sending the communication is appropriate. Any such response will be made through TriState Capital’s management and only in accordance with TriState Capital’s policies and procedures, as well as applicable laws and regulations relating to the disclosure of information.

BENEFICIAL OWNERSHIP

The following table provides information regarding the beneficial ownership of our voting stock as of March 17, 2016, for:

•	each person known to us to be the beneficial owner of more than five percent of our common stock;

•	each of our directors and named executive officers; and

•	all directors and executive officers, as a group.

We have determined beneficial ownership in accordance with the rules of the SEC, based and in reliance on information filed with the SEC, in our files or furnished to us, including for any non-insider, filings made under Section 13 of the Securities Exchange Act of 1934. Except as indicated by the footnotes below, we believe, based on that information, that the persons and entities named in the tables below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws. Directors and executive officers share ownership in the table may include unvested shares of Restricted Stock granted under the Company’s 2014 Omnibus Incentive Plan that are subject to forfeiture and transfer restrictions until they vest. Unless otherwise noted, the address for each shareholder listed on the table below is: c/o TriState Capital Holdings, Inc., One Oxford Centre, Suite 2700, 301 Grant Street, Pittsburgh, Pennsylvania 15219.

The table below calculates the percentage of beneficial ownership of our common stock based on 28,300,798 shares of common stock outstanding as of March 17, 2016, except as follows. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of common stock subject to options or other convertible or exercisable securities held by that person that are currently exercisable or convertible or exercisable or convertible within sixty days of March 17, 2016; however, we did not deem these shares outstanding for the purpose of computing the percentage ownership of any other person.

	Shares of Common Stock
Name of Beneficial Owner	Number Excluding Options	Options(1)	Percent Excluding Options	Percent(2)
Greater than 5% Shareholders
Entities affiliated with Lovell Minnick (3)	4,878,049	—	17.2%	17.2%
BlackRock, Inc. (4)	1,612,472	—	5.7%	5.7%
Second Curve Capital LLC (5)	1,489,960	—	5.3%	5.3%
Directors and Executive Officers
David L. Bonvenuto	4,921	—	*	*
Anthony J. Buzzelli	16,000	—	*	*
Helen Hanna Casey (6)	41,055	34,000	*	*
E.H. (Gene) Dewhurst	7,000	24,000	*	*
James J. Dolan (7)	115,957	34,000	*	*
James F. Getz (8)	1,137,388	47,500	4.0%	4.2%
James E. Minnick (9)	4,884,049	3,000	17.3%	17.3%
A. William Schenck III (10)	109,225	500,000	*	2.1%
Richard B. Seidel (11)	34,905	29,000	*	*
Mark L. Sullivan (12)	126,264	500,000	*	2.2%
John B. Yasinsky (13)	33,500	24,000	*	*
Richard A. Zappala	119,980	29,000	*	*
All directors and executive officers as a group (12 persons)	6,630,244	1,224,500	23.5%	26.7%

*	Represents less than 1%.

(1)	Represents shares subject to options granted under the 2006 Stock Option Plan that are currently exercisable or exercisable within 60 days of March 17, 2016.

(2)
Percentage calculated based on number of shares outstanding as of March 17, 2016, plus the shares subject to options currently exercisable or exercisable within 60 days of March 17, 2016, for the named person or group but for no other person or group.

(3)
Represents 3,373,693 shares that are held of record by LM III TriState Holdings LLC and 1,504,356 shares that are held of record by LM III-A TriState Holdings LLC. Lovell Minnick Partners LLC is the managing member of Fund III UGP LLC, which is, in turn, the general partner of Lovell Minnick Equity Advisors III LP, which is, in turn, the general partner of each of Lovell Minnick Equity Partners III LP and Lovell Minnick Equity Partners III-A LP. Lovell Minnick Equity Partners III LP is the managing member of LM III TriState Holdings LLC and Lovell Minnick Equity Partners III-A LP is the managing member of LM III-A TriState Holdings LLC. As an officer of Lovell Minnick Partners LLC, Mr. Minnick may be deemed to share beneficial ownership of the shares of our common stock held by the Lovell Minnick funds. Mr. Minnick disclaims beneficial ownership of such shares. Lovell Minnick Partners LLC has voting and dispositive power over these shares. The business address for each of LM III TriState Holdings LLC and LM III-A TriState Holdings LLC is 150 N. Radnor Chester Road, Suite A200, Radnor, Pennsylvania 19087.

(4)
Based upon a Schedule 13G/A filed with the SEC on January 27, 2016, BlackRock Inc., a parent holding company, has sole voting power with respect to 1,583,100 shares and sole dispositive power with respect to all shares. The business address for Black Rock Inc. is 55 East 52nd Street, New York, New York 10055.

(5)	Based upon a Schedule 13G/A filed with the SEC on January 27, 2016, Second Curve Capital LLC has shared dispositive and voting power with respect to all shares.

(6)	Includes 15,000 shares held by Ms. Casey jointly of record with her spouse, Stephen Casey.

(7)
Includes 104,132 shares held by Mr. Dolan jointly of record with his spouse, Patricia D. Dolan, 3,200 shares held by Mr. Dolan’s spouse individually, with respect to which Mr. Dolan disclaims beneficial ownership, and 2,500 shares held by Charles Schwab and Co, Inc., Custodian of James J. Dolan Roth Contributory IRA.

(8)
Includes of 180,618 shares held by Barclays Capital, Inc., FBO James F. Getz Individual Retirement Account, 287,173 shares held by Getz Enterprises, L.P. of which Mr. Getz is the General Partner (all of which are pledged as collateral by Getz Enterprises, L.P.), 126,877 shares held by Mr. Getz jointly of record with his spouse, Elinor M. Getz (all of which are pledged as collateral by Mr. and Mrs. Getz). 427,709 of the 542,720 shares owned individually by Mr. Getz are pledged as collateral by Mr. Getz.

(9)	Includes shares held of record by LM III TriState Holdings LLC and by LM III-A TriState Holdings LLC. See footnote 3 above.

(10)
Includes 100,000 shares held by the A. William Schenck III Revocable Trust for which Mr. Schenck serves as Trustee, 8,700 shares held by Mr. Schenck jointly of record with his spouse, Mikell Schenck, and 400 shares held as custodian for the benefit of Mr. Schenck’s four grandchildren.

(11)	Includes 5,000 shares held by Mr. Seidel’s spouse, Ann Seidel, with respect to which Mr. Seidel disclaims beneficial ownership.

(12)	Include 5,000 shares held by FMT Co-Custodian for IRA Rollover FBO Mark L. Sullivan. 100,045 of the shares of common stock not subject to option are pledged as security by Mr. Sullivan.

(13)	Includes 27,500 shares held by Mr. Yasinsky jointly of record with his wife, Marlene A. Yasinsky.

We have adopted a comprehensive and detailed insider trading policy that regulates trading by our insiders, including the named executive officers and directors. Among other things, our executive officers and directors are prohibited from holding our common stock in margin accounts or pledging our common stock as collateral for a loan; provided, however, that our Securities Counsel may on a case-by-case basis grant an exception to the prohibition against holding our securities in a margin account or pledging our common stock as collateral for a loan (not including margin debt) if the executive officer or director can clearly demonstrate the financial capacity to repay the loan without resort to the pledged common stock.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s officers and directors, and persons who own more than 10% of a registered class of its equity securities, to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are also required to furnish TriState Capital with copies of all such reports they file. Based solely upon a review of the reports filed pursuant to Section 16 of the Exchange Act and written representations of our executive officers and directors, TriState Capital believes that its directors, executive officers and greater than 10% beneficial owners timely filed all reports required under Section 16, except that, due to an administrative oversight, Mr. Bonvenuto, Buzzelli, Dewhurst, Dolan, Minnick. Seidel, Yasinsky and Zappala and Ms. Casey each inadvertently made a filing with respect to a grant of restricted stock made to them one day late, Mr. Dolan reported a June 2015 gift transaction in a Form 4 that was timely filed in March 2016 regarding a sale of stock and Mr. Getz inadvertently made one late filing with respect to a stock and an option grant made to him during 2015.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In addition to the compensation arrangements with directors and executive officers described in the “Executive Compensation” section to follow, below is a description of each transaction since January 1, 2015, and each proposed transaction in which:

•	we have been or are to be a participant;

•	the amount involved exceeds or will exceed $120,000; and

•
any of our directors, executive officers or beneficial holders of more than 5% of our capital stock, or any immediate family member of or person sharing the household with any of these individuals (other than tenants or employees), had or will have a direct or indirect material interest.

Ordinary Banking Relationships

Certain of our officers, directors and principal shareholders, as well as their immediate family members and affiliates, are customers of, or have participated in transactions with, TriState Capital Bank or us in the ordinary course of business. These transactions include deposits, loans and other financial services related transactions. Such related party transactions are made in the ordinary course of business, on substantially the same terms, including interest rates and collateral (where applicable), as those prevailing at the time for comparable transactions with persons not related to us, and do not involve more than normal risk of collectability or present other features unfavorable to us. As of the record date, April 1, 2016, no related party loans were categorized as nonaccrual, past due, restructured or potential problem loans. We expect to continue to enter into transactions in the ordinary course of business on similar terms with our officers, directors and principal shareholders, as well as their immediate family members and affiliates.

For additional information on related party transactions, please refer to Note 20 “Related Party Transactions” in the Company’s Annual Report on Form 10-K

Policies and Procedures Regarding Related Party Transactions

Transactions by TriState Capital or our affiliates with related parties are subject to a formal written policy, as well as regulatory requirements and restrictions. These requirements and restrictions include Sections 23A and 23B of the Federal Reserve Act (which govern certain transactions by TriState Capital Bank with its affiliates) and the Federal Reserve’s Regulation O (which governs certain loans by TriState Capital Bank to its executive officers, directors, and principal shareholders). We and our wholly owned subsidiary, TriState Capital Bank, have adopted policies designed to ensure compliance with these regulatory requirements and restrictions.

In addition, our board of directors adopted a written policy governing the approval of related party transactions that complies with all applicable requirements of the SEC and NASDAQ concerning related party transactions. Related party transactions are transactions in which we are a participant, the amount involved exceeds $120,000 and a related party has or will have a direct or indirect material interest. Related parties of TriState Capital Holdings, Inc. include directors (including nominees for election as directors), executive officers, beneficial holders of more than 5% of our capital stock and the immediate family members of these persons. Our Chief Risk Officer, in consultation with management and outside counsel, as appropriate, reviews potential related party transactions to determine if they are subject to the policy and, if they are, whether to approve or disapprove them, subject to review by the Nominating and Corporate Governance Committee, or to refer them to that committee without an approval or disapproval. In determining whether to approve or ratify the Chief Risk Officer’s approval of a related party transaction, the Nominating and Corporate Governance Committee considers, among other factors, the fairness of the proposed transaction, the direct or indirect nature of the related party’s interest in the transaction, the appearance of an improper conflict of interest for any director or executive officer taking into account the size of the transaction and the financial position of the related party, whether the transaction would impair an outside director’s independence, the acceptability of the transaction to our regulators and the potential violations of other corporate policies. Our Related Party Transactions Policy is available on our investor relations website at http://investors.tristatecapitalbank.com.

EXECUTIVE COMPENSATION

Our named executive officers for 2015, which consist of our principal executive officer and the two other most highly compensated executive officers, are:

•	James F. Getz, our President, Chief Executive Officer and Chairman of the Board;

•	A. William Schenck III, our Vice Chairman; and

•	Mark L. Sullivan, our Vice Chairman and Chief Financial Officer.

We have not entered into employment agreements with any of our executive officers or employees, each of whom serve at the pleasure of our board of directors and is an “at will” employee.

Summary Compensation Table

The following table provides information regarding the compensation of our named executive officers for our fiscal years ended December 31, 2015, 2014 and 2013. Except as set forth in the notes to the table, all cash compensation for each of our named executive officers was paid by TriState Capital Bank, where each serves in the same capacity.

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Stock Awards ($) (2)	Options Awards ($) (2)	Non-equity Incentive Plan Compensation ($) (2)	All Other Compensation ($) (3)	Total ($)
James F. Getz	2015	$945,000	$789,075	$1,289,937	$—	$—	$36,457	$3,060,469
Chairman, President and Chief Executive Officer	2014	945,000	562,275	99,223	316,955	—	34,606	1,958,059
	2013	945,000	523,500	—	272,314	—	32,054	1,772,868

A. William Schenck III	2015	425,000	100,000	—	—	—	49,024	574,024
Vice Chairman	2014	425,000	—	—	—	—	46,683	471,683
	2013	425,000	—	—	—	—	43,409	468,409

Mark L. Sullivan	2015	500,000	425,000	74,994	—	—	30,370	1,030,364
Vice Chairman and Chief Financial Officer	2014	498,958	397,500	52,499	—	—	29,754	978,711
	2013	475,000	319,500	—	—	—	26,861	821,361

(1)
The bonus compensation plan is based upon established goals for pre-tax income and earnings per share. Performance metrics are also used to further align the interests of the Company, our shareholders and the plan participants. Those metrics encompass credit quality, profitability, budget/efficiencies and safety and soundness. The bonus compensation plan is actively overseen by our Compensation Committee and reviewed by our full board of directors. Mr. Getz’s, Mr. Schenck’s and Mr. Sullivan’s bonuses for 2015 were not paid until January 2016. Mr. Getz’s bonus for 2014 was not paid until January 2015 and $297,500 of Mr. Sullivan’s bonus for 2014 was not paid until January 2015. Mr. Getz’s bonus for 2013 was not paid until February 2014 and $194,500 of Mr. Sullivan’s bonus for 2013 was not paid until February 2014.

(2)
Represents the aggregate grant date fair value calculated in accordance with applicable accounting guidance without regard to forfeitures. For additional information on our accounting for such awards, please refer to Note 16 “Stock-Based Compensation Programs” in the Company’s Annual Report on Form 10-K. Mr. Getz’s and Mr. Sullivan’s stock awards for 2015 were not granted until January 2016. Mr. Getz’s option awards for 2014 were not granted until January 2015 and Mr. Getz’s and Mr. Sullivan’s stock awards for 2014 were not granted until January 2015. Mr. Getz’s option awards for 2013 were not granted until January 2014.

(3)	See table below for all other compensation.

All Other Compensation Table

Name and Principal Position	Year	Health Insurance Premiums	Life & Disability Insurance Premiums	Car Allowance	Employer 401(k) Contributions	Professional Advisory Fees	Total All Other Compensation
James F. Getz	2015	$19,847	$1,760	$6,900	$7,950	$—	$36,457
Chairman, President and Chief Executive Officer	2014	18,146	1,760	6,900	7,800	—	34,606
	2013	16,050	1,454	6,900	7,650	—	32,054

A. William Schenck III	2015	19,847	1,542	6,900	7,950	12,785	49,024
Vice Chairman	2014	18,146	1,542	6,900	7,800	12,295	46,683
	2013	16,050	1,236	6,900	7,650	11,573	43,409

Mark L. Sullivan	2015	975	1,760	6,900	7,950	12,785	30,370
Vice Chairman and Chief Financial Officer	2014	1,055	1,760	6,900	7,800	12,239	29,754
	2013	1,125	1,454	6,900	7,650	9,732	26,861

Our Compensation Committee periodically evaluates the compensation and benefit programs for our executive officers and senior management team and makes adjustments intended to achieve our objectives, which include attracting and retaining qualified personnel, managing our compensation expense and related risks, and providing a strong link between performance and pay. For 2013, the Compensation Committee restructured Mr. Getz’s compensation package to provide more emphasis on incentive compensation, which it determined would more directly align his compensation with our business objectives, risk management efforts and the interests of our shareholders. As a result, Mr. Getz’s base salary was reduced to $945,000 for 2013 and he became eligible to receive incentive bonuses.

Outstanding Equity Awards at 2015 Fiscal Year-End

The following table provides information regarding outstanding equity awards held by each of our named executive officers on December 31, 2015. All of the awards shown in the table below were granted under the 2006 Stock Option Plan or the 2014 Omnibus Incentive Plan. All of the options awards shown in the table below were granted with a per share exercise price equal to the fair market value of our common stock on the grant date. No stock options were exercised by the named executive officers during 2015.

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units or Stock that Have Not Vested ($) (2)
James F. Getz	1/16/2015					9,624	$134,640
James F. Getz	1/16/2015		64,161	$10.31	1/15/2025
James F. Getz	1/2/2014		56,732	$11.66	1/2/2024
James F. Getz	12/31/2012	47,500	47,500	$10.25	12/31/2022
A. William Schenck III	1/22/2007	500,000		$10.00	1/22/2017
Mark L. Sullivan	1/16/2015					5,092	$71,237
Mark L. Sullivan	1/22/2007	500,000		$10.00	1/22/2017

(1)
Represents stock options, 50% of which vest on the date that is two and one-half years following the grant date, and the remaining 50% of which vest on the fifth anniversary of the grant date. All of the stock options shown in the table above were granted with a per share exercise price equal to the fair market value of our common stock on the grant date. For information regarding valuation of options, please refer to Note 16 “Stock-Based Compensation Programs” in the Company’s Annual Report on Form 10-K.

(2)	Represents the fair market value of shares that have not vested as of December 31, 2015. Restricted stock awards vest as to 100% of the shares three years after the grant date.

Supplemental Executive Retirement Plan

On February 28, 2013, the Company entered into a supplemental executive retirement plan (“SERP”) for the Chairman and Chief Executive Officer. The benefits are earned over a five year period with the projected payments for this SERP of $25,000 per month for 180 months commencing the later of retirement or 60 months. For the years ended December 31, 2015, 2014 and 2013, the Company recorded expense related to SERP of $791,000, $657,000 and $637,000, respectively, utilizing a discount rate of 2.98%, 3.56% and 2.99%, respectively. The recorded liability was $2.1 million, $1.3 million and $637,000 as of December 31, 2015, December 31, 2014 and December 31, 2013, respectively.

401(k) Retirement Plan

We maintain a defined contribution 401(k) retirement savings plan for our employees. Our 401(k) plan is intended to qualify as a tax-qualified plan under Section 401 of the Internal Revenue Code so that contributions to our 401(k) plan and income earned on those contributions are not taxable to participants until withdrawn or distributed from the 401(k) plan. Our 401(k) plan provides that each participant may contribute up to 84% of his or her pre-tax compensation, up to a statutory limit of $17,500 for 2014 and $18,000 for 2015. Participants who are at least 50 years old are also entitled to make “catch-up” contributions, which may be up to an additional $5,500 above the statutory limit in 2014 and an additional $6,000 in 2015.

Beginning in 2011, we automatically contributed three percent of our employee’s semi-monthly base salary to the employee’s 401(k) plan on a per pay basis, subject to IRS limitations. Full-time employees and certain part-time employees are eligible to participate upon the first month following their first day of employment or having attained age 21, whichever is later. Substantially all of our employees received an automatic contribution of three percent of their base salary in 2015. Under our 401(k) plan, each employee is fully vested in his or her deferred salary contributions. Employer contributions vest as per our 401(k) plan document. Employee and employer contributions are held and invested by the plan’s trustee.

Compensation of Directors

We pay our non-employee directors based on the directors’ participation in board of directors and committee meetings held throughout the year at TriState Capital and TriState Capital Bank. Messrs. Getz, Schenck and Sullivan are employees of TriState Capital Bank and as such, do not receive any direct remuneration for serving as directors of TriState Capital or TriState Capital Bank. During 2015, non-employee directors each received an annual retainer of $30,000. In addition directors received $1,500 per in-person board or committee meeting attended and $1,000 per telephonic board or committee meeting attended. The chairperson of our Audit Committee receives an annual fee of $12,000, the chairperson of our Risk Committee receives an annual fee of $10,000, the chairperson of each of the Compensation Committee and the Nominating and Corporate Governance Committee receive an annual fee of $7,000, and the chairperson of the Director Loan Review Sub-Committee of the Bank receives an annual fee of $8,000 as compensation for their services as chairpersons of such committees.

We have also granted restricted stock awards to our directors as compensation for their services. In 2015, each of our non-employee directors received restricted stock awards of 3,000 shares of our outstanding common stock with a grant date fair value of $12.68 per share. It is contemplated that non-employee directors will receive similar grants of restricted stock for their service as members of our board of directors in future years.

The following table sets forth compensation paid, earned or awarded during 2015 to each of our directors other than Messrs. Getz, Schenck and Sullivan, whose compensation is described in the “Summary Compensation Table” above.

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)	Option Awards ($) (2)	Total ($)
David L. Bonvenuto	$13,500	$38,040	$—	51,540
Anthony J. Buzzelli	71,000	38,040	—	109,040
Helen Hanna Casey	53,000	38,040	—	91,040
E.H. (Gene) Dewhurst	83,000	38,040	—	121,040
James J. Dolan	67,500	38,040	—	105,540
James E. Minnick	57,500	38,040	—	95,540
Richard B. Seidel	60,500	38,040	—	98,540
John B. Yasinsky	68,000	38,040	—	106,040
Richard A. Zappala	65,000	38,040	—	103,040

(1)
The amounts reported above include retainer fees paid in cash, in December 2014, but earned in 2015 of $42,000 to Mr. Buzzelli, $40,000 to Mr. Dewhurst, $37,000 each to Mr. Dolan and Mr. Yasinsky, and $30,000 to each of the remaining directors (except Mr. Bonvenuto, who was elected to the board in October 2015). The amounts reported exclude retainer fees paid in cash in December 2015 for services to be performed in 2016 of $42,000 to Mr. Buzzelli, $40,000 to Mr. Dewhurst, $38,000 to Mr. Zappala, $37,000 each to Mr. Dolan and Mr. Yasinsky, and 30,000 to each of the remaining directors.

(2)
The amount reported represents the grant date fair value of stock or option awards granted during the applicable fiscal year and does not represent an amount paid to or realized by the director during the applicable fiscal year. The fair market value of each grant award is estimated on the date of grant using the Black-Scholes option pricing model and the weighted average assumptions. For additional information regarding valuations, please refer to Note 16 “Stock-Based Compensation Programs” in the Company’s Annual Report on Form 10-K. Restricted stock awards vest as to 100% of the shares three years after the grant date.

Directors have been and will continue to be reimbursed for travel, food, lodging and other expenses directly related to their activities as directors. Directors are also entitled to the protection provided by the indemnification provisions in our Articles of Incorporation and Bylaws, as well as the Articles of Incorporation and Bylaws of TriState Capital Bank.

EQUITY COMPENSATION PLANS

The following table provides information related to equity compensation plans as of December 31, 2015.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Issuance Under Equity Compensation Plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by shareholders	2,865,309	$9.20	1,062,191
Equity compensation plans not approved by shareholders	—	—	—
Total	2,865,309	$9.20	1,062,191

ADDITIONAL INFORMATION

Shareholder Nominees for Director

Shareholders may submit nominees for director in accordance with the Company’s Bylaws. Under the Company’s Bylaws, a shareholder’s notice to nominate a director must be in writing and set forth (1) as to each proposed nominee, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required pursuant to Regulation 14A under the Exchange Act, including, without limitation, such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; and (2) as to such shareholder, the shareholder’s name and address, and the class and number of shares of stock of the Company that are beneficially owned by such shareholder. Nominations for director for the 2017 Annual Meeting of shareholders must generally be delivered no later than 180 days, and no more than 270 days prior to the 2017 Annual Meeting of shareholders. Nominations should be directed to: TriState Capital Holdings, Inc., One Oxford Centre, Suite 2700, 301 Grant Street, Pittsburgh, PA 15219, ATTN: Corporate Secretary.

Shareholder Proposals for 2017

Shareholders interested in submitting a proposal for inclusion in the proxy materials for the Company’s Annual Meeting of shareholders in 2017 may do so by following the procedures prescribed in Exchange Act Rule 14a-8. To be eligible for inclusion, shareholder proposals must be received by the Company at the following address: TriState Capital Holdings, Inc., One Oxford Centre, Suite 2700, 301 Grant Street, Pittsburgh, PA 15219, ATTN: Corporate Secretary, no later than December 16, 2016.

Advance Notice Procedures

Under the Company’s Bylaws, no business may be brought before an annual meeting unless it is brought before the meeting by or at the direction of the Board or by a shareholder who has delivered timely notice to the Company. Such notice must contain certain information specified in the Bylaws and be delivered no later than 180 days and no more than 270 days prior to the meeting to the following address: TriState Capital Holdings, Inc., One Oxford Centre, Suite 2700, 301 Grant Street, Pittsburgh, PA 15219, ATTN: Corporate Secretary. These requirements are separate from the SEC’s requirements that a shareholder must meet in order to have a shareholder proposal included in the Company’s proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934.

Annual Report

A copy of the Company’s 2015 Annual Report on Form 10-K was distributed with these proxy materials and is also available on our website at http://www.tscbank.com/annualmeetingmaterials. Upon written request, the Company will furnish to any shareholder, without charge, a copy of its Annual Report on Form 10-K for the year ended December 31, 2015.

Other Matters

Management knows of no other matters to be brought before the Annual Meeting. However, should any other matter requiring a vote of the shareholders properly come before the meeting, the persons named in the enclosed proxy will vote the shares represented by the proxies on such matter as determined by a majority of the Board. Discretionary authority to vote on such matters is conferred by such proxies upon the persons voting them.

TRISTATE CAPITAL HOLDINGS, INC. - ANNUAL MEETING OF SHAREHOLDERS, MAY 17, 2016

YOUR VOTE IS IMPORTANT!

You can vote in one of three ways:

1.	Via the Internet at https://www.cesvote.com and follow the instructions.
or

2.	Call toll free 1-888-693-8683 on a Touch-Tone Phone. There is NO CHARGE to you for this call.
or

3.	Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

(Continued, and to be marked, dated and signed, on the other side)

REVOCABLE PROXY
TRISTATE CAPITAL HOLDINGS, INC.
ANNUAL MEETING OF SHAREHOLDERS
MAY 17, 2016
9:00 a.m., Eastern Time
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The signer hereby appoints James F. Bauerle and Brian S. Fetterolf, or any successors thereto, each with full powers of substitution, to act as attorney and proxy for the signer to vote all shares of the common stock (“TriState Capital Common Stock”) of TriState Capital Holdings, Inc. (“TriState Capital”), which the signer is entitled to vote at the Annual Meeting of Shareholders (the “Meeting”), to be held on Tuesday, May 17, 2016, at the offices of TriState Capital Bank, located at One Oxford Centre, 301 Grant Street, Suite 2900, Pittsburgh, PA 15219, at 9:00 a.m., Eastern Time, and at any and all adjournments thereof, as indicated on the reverse hereof.
Only the shareholders of record on April 1, 2016, are entitled to notice of, attend and to vote at the Meeting or any adjournment thereof.
THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING INCLUDING MATTERS RELATING TO THE CONDUCT OF THE MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN ACCORDANCE WITH THE DETERMINATION OF A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

The Board of Directors of TriState Capital recommends that you vote “FOR” the Election of Directors and “FOR” the ratification of KPMG LLP.

PLEASE PROVIDE YOUR INSTRUCTIONS TO VOTE BY INTERNET, TELEPHONE OR COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

6217

REVOCABLE PROXY
TRISTATE CAPITAL HOLDINGS, INC.
ANNUAL MEETING OF SHAREHOLDERS MAY 17, 2016

YOUR VOTE IS IMPORTANT!
PROXY VOTING INSTRUCTIONS
Shareholders of record have three ways to vote:
1.	By Internet; or
2.	By Telephone (using a Touch-Tone Phone); or
3.	By Mail.
To Vote by Internet:
Go to https://www.cesvote.com prior to 3 a.m., May 17, 2016. (Use Control Number at the bottom of the page)
To Vote by Telephone:
Call 1-888-693-8683 Toll-Free on a Touch-Tone Phone anytime prior to 3 a.m., May 17, 2016. (Use Control Number at the bottom of the page)
Please note that the last vote received from a shareholder, whether by telephone, by Internet or by mail, will be the vote counted.
Mark here if you plan to attend the meeting.	☐
Mark here for address change.	☐

Comments:

FOLD HERE IF YOU ARE VOTING BY MAIL
PLEASE DO NOT DETACH

☒	PLEASE MARK VOTES
AS IN THIS EXAMPLE
	For	With-hold	For All Except		For	Against	Abstain
1. ELECTION OF CLASS IV DIRECTORS	☐	☐	☐	2. RATIFICATION OF AUDITORS	☐	☐	☐

Nominees:
(01) Anthony J. Buzzelli - 4 Year Term
(02) Helen Hanna Casey - 4 Year Term
(03) James E. Minnick - 4 Year Term

INSTRUCTION: To withhold authority to vote for any nominee(s), mark “For All Except” and write that nominee(s’) name(s) or number(s) in the space provided below.

  The signer acknowledges receipt from TriState Capital prior to execution of this Proxy of the Notice of Annual Meeting and the Proxy Statement. The signer hereby revokes any and all proxies heretofore given with respect to the signer’s shares of TriState Capital Common Stock.

Date

Please be sure to date and sign this proxy card in the box below.

  Should the signer be present and elect to vote at the Meeting or at any adjournment thereof and after notification to the Secretary of TriState Capital at the Meeting of the shareholders’ decision to terminate this Proxy, the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.

Sign above	Co-holder (if any) sign above

Where shares are held by joint tenants, both should sign. Executors, administrators, trustees, etc. should give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer.
Control Number